Investment Evolution Coin Ltd.

MRAL Blockchain, LLC

Loan Agreement

Table of Contents

1 Definitions and Interpretation	1

2 Conditions Precedent	1

3 Loan	1

4 Repay Loan	1

5 Interest	2

6 Default	2

7 Pay Costs and Duties	3

8 General	3

SCHEDULE 1	6
Part 1 – Definitions	6
Part 2 - Interpretation	6

SCHEDULE 2	8

DATED	8th of June	2018

parties

Investment Evolution Coin Ltd. (the “Lender”)

MRAL BLockchain, llc (the “Borrower”)

BACKGROUND

A.	The Borrower has requested the Lender to lend to the Borrower the Loan on repayment terms referred to in this Agreement.

B.	The Lender has agreed to this request on the condition, amongst other things, that this Agreement is entered into.

OPERATIVE PROVISIONS

1.	Definitions and Interpretation

In the interpretation of this clause 1, unless inconsistent with the subject or context each of the expressions defined in Part 1 of Schedule 1 shall have the meaning there assigned to it and the provisions of Part 2 of Schedule 1 shall apply.

2.	Conditions Precedent

The Lender shall not be required to make the Loan to the Borrower until the Lender has received this Agreement duly executed to the Lender’s satisfaction.

3.	Loan

3.1	Subject to the terms of this Agreement, the Lender commits to make the Loan available to the Borrower for drawdown upon receipt of Drawdown Notices.

3.2	To make a drawdown under the Loan the Borrower must deliver to the Lender a completed Drawdown Notice on the proposed Drawdown Date.

3.3	The Borrower may cancel the Loan offered under this Agreement at any time after the date of this Agreement by notice in writing to the Lender. Should the Borrower cancel the Loan under this clause 3.3, then the Borrower must repay to the Lender that portion of the Loan that has been drawn down and is outstanding as well as any outstanding interest at the cancellation date.

4.	Repay Loan

In consideration of the payment of the Loan by the Lender to the Borrower (the receipt of which the Borrower acknowledges) the Borrower agrees to repay the Loan to the Lender by the Repayment Date.

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5.	Interest

5.1	Interest Rate

(a)	The Borrower also agrees to pay to the Lender interest on any drawdown made under the Loan (or on so much of the Loan that has been drawn down and remains outstanding or on any judgment or order in which the same may become merged) calculated on daily balances at the Interest Rate from the Drawdown Date up to and including the date of repayment of the particular drawdown of the Loan.

(b)	For the avoidance of doubt, if the Loan is not drawn down by the Borrower, the Borrower is not required to pay any interest on the Loan.

5.2	Date of Payment

Interest will be paid in arrears on each Interest Payment Date while the Loan or any part of it shall remain outstanding, and also on the Repayment Date. The first of such interest payments shall be made on the Interest Payment Date next occurring after the Loan (or any part thereof) is paid to the Borrower.

6.	Default

6.1	Events of Default – Consequences

If any of the events and circumstances referred to in Clauses 6.2 to 6.9 occur (each constituting an Event of Default) THEN the Borrower shall be and shall be deemed to be in default under this Agreement and the Loan shall at the option of the Lender but only at such option (the Lender not being bound to notify the exercise or non-exercise of such option to the Borrower) become and be payable to and recoverable by the Lender immediately as if the time for repayment of the same had arrived notwithstanding anything in this Agreement to the contrary and if there is any outstanding commitment upon the Lender in respect of any of the Loan the Lender may decline to meet such commitment.

6.2	Default in Other Provisions/Agreements

It shall be an Event of Default if default shall be made in the strict observance or performance of any term covenant or condition in this Agreement or any default occurs under any agreement contained or referred to or implied in this Agreement.

6.3	Execution

It shall be an Event of Default if any execution or other process of any Court or other authority or any distress is issued out against or levied upon any of the Borrower’s assets.

6.4	Agreement Becomes Unenforceable

It shall be an Event of Default if any Agreement is terminated or is liable to be terminated or is or becomes void, voidable, illegal, invalid or otherwise unenforceable or, in the reasonable opinion of the Lender is likely to become void, voidable, illegal, invalid or otherwise unenforceable.

6.5	Material Adverse Change

It shall be an Event of Default if, in the reasonable opinion of the Lender, there has been a material adverse change in the financial position of the Borrower, or the Lender’s security for the Loan is materially diminished or is in jeopardy.

6.6	Receiver/Liquidator Appointed

It shall be an Event of Default if a liquidator, provisional liquidator, official manager or a receiver or a receiver and manager is appointed of any of the assets of the Borrower, or if any event or circumstance occurs whereby, in the reasonable opinion of the Lender, any of the foregoing could or is likely to occur.

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6.7	Unable to Pay Debts

It shall be an Event of Default if, in the reasonable opinion of the Lender, the Borrower is unable to pay its debts from its own money as they fall due.

6.8	Judgments

It shall be an Event of Default if a judgment for an amount of $50,000 or 10% of the Loan (which ever is the lesser) is signed or entered against the Borrower, and remains unsatisfied or is not appealed against for a period of 7 days.

6.9	Representation/Warranty Incorrect

It shall be an Event of Default if any representation or warranty made by the Borrower or if the answers to the Lender’s requisitions, or if any other representation warranty or statement made in writing by the Borrower to the Lender in connection with this Agreement or the financial accommodation made under it shall be proved to have been incorrect in any material respect when made.

7.	Pay Costs and Duties

The Borrower shall pay all costs and expenses (including legal fees and stamp duty payable upon or arising out of this Agreement or the advancing of the Loan) incurred by the Lender in the negotiation, preparation, execution, implementation and enforcement of this Agreement.

8.	General

8.1	Confidentiality

(a)	Subject to clause 8.1(b), the contents of this Loan Agreement and all books accounts records documents and information made available to any party for the purposes of entering into this Loan Agreement or in the course of the performance of this Loan Agreement shall be kept confidential and shall not be disclosed to any other person without the written consent of the other parties.

(b)	Clause 8.1(a) shall not apply to any disclosure:

(i)	required by law;

(ii)	required by any applicable stock exchange listing rules;

(iii)	made in good faith to officers employees legal and other advisors and auditors of any party under a duty of confidentiality;

(iv)	by a party to its bankers or other financial institutions to the extent required for the purpose of raising funds or maintaining compliance with credit arrangements;

(v)	required by this Loan Agreement or necessary for or incidental to the performance of the obligations and duties contained in this Loan Agreement including in connection with an exercise of rights or a dealing with rights or obligations under this Loan Agreement; and

(vi)	of information in the public domain otherwise than due to a breach of clause 8.1(a).

(c)	Each party consents to disclosures made in accordance with this clause 8.1. This clause supersedes any pre-existing agreements between the parties about confidentiality.

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8.2	Notices

(a)	All notices and other communications provided for or permitted under this Loan Agreement or otherwise shall be sent by certified or registered mail with postage prepaid, by hand delivery or by email transmission as follows:

(i)	if to the Borrower, to it at:

	Name:	MRAL Blockchain, LLC
	Address:	3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV 89169 USA
	Email:	mral@mramazingloans.com

(ii)	if to the Lender, to it at:

	Name:	Investment Evolution Coin Ltd.
	Address:	8 Marina Boulevard #05-02, Marina Bay Financial Centre, Singapore 018981
	Email:	info@investmentevolution.com

or to the party’s lawyer or to such other address or person as either party may specify by notice in writing to the other.

(b)	All such notices or communications shall be deemed to have been duly given or made:

	(i)	3 Business Days after being deposited in the mail with postage prepaid; or

	(ii)	when delivered by hand; or

	(iii)	if sent by facsimile transmission, on production of a report from the sending machine which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

(c)	Despite clause 8.2(b) notices received after 5.00pm in the place of receipt or on a non-Business Day are taken to be received at 9.00am on the next Business Day.

(d)	Notices or other written communications by a party’s lawyer (for example, varying a date for the payment of money) will be treated as given with that party’s authority.

8.3	Deemed Service

All such notices or communications shall be deemed to have been duly given or made:

(a)	7 days after being deposited in the mail with postage prepaid;

(b)	When delivery by hand; and

(c)	If sent by facsimile transmission, when receipt acknowledged.

8.4	Counterparts

This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart was on the same instrument.

8.5	Waiver and Variation

(a)	A party’s failure or delay to exercise a power, right or remedy pursuant to this Agreement does not operate as a waiver of that power, right or remedy.

(b)	The exercise of a power or right does not preclude:

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(i)	its future exercise; or

(ii)	the exercise of any other power or right.

(c)	A provision of or a right created under this Agreement may not be:

	(i)	waived except in writing signed by the party granting the waiver; or

	(ii)	varied except in writing signed by the parties.

(d)	The waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

8.6	Assignment

No party can assign its interest in this Agreement without the prior written consent of the other.

8.7	Governing Law

This Agreement shall be governed by and construed in accordance with the law of Singapore and the parties to this Agreement submit to the non-exclusive jurisdiction of the Singapore Courts.

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SCHEDULE 1

Part 1 – Definitions

In this Loan Agreement, unless the context otherwise indicates, each of the following expressions shall have the meaning assigned to it below:

Agreement	means this agreement as it may be varied from time to time.

Borrower	means each person named in this Agreement as the Borrower; the expression includes the successors and assigns of each Borrower.

Drawdown Date	means the initial drawdown date of the Loan and each subsequent date on which a drawdown of the Loan occurs.

Drawdown Notice	means a drawdown notice in the form contained in Schedule 2.

Event of Default	means each of the events or circumstances defined in this Agreement as constituting an Event of Default.

Interest Payment Date	means the last business day of each month and the Repayment Date.

Interest Rate	means 12% per annum.

Lender	means each person named in this Agreement as the Lender; the expression includes the successors and assigns of each Lender.

Loan	means the sum of up to $20,000,000 agreed to be advanced by the Lender to the Borrower on the conditions set out in this Agreement.

Repayment Date	means 7 June 2023.

Term	means the period from 8 June 2018 up to and including 7 June 2023.

Words or expressions that are defined in this Loan Agreement appear throughout this Loan Agreement with the same initial capital letters, however if the initial capital letters are omitted they have the same meaning unless the context otherwise requires.

Part 2 - Interpretation

In this Loan Agreement:

1.	headings are for convenience only and do not affect the interpretation of this Loan Agreement;

2.	reference to any statute or statutory provision shall include any modification or re-enactment of, or any legislative provisions substituted for, and all legislation and statutory instruments issued under such legislation or such provision;

3.	words denoting the singular shall include the plural and vice versa;

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4.	words denoting individuals shall include corporations, associations, trustees, instrumentalities and partnerships and vice versa;

5.	words denoting any gender shall include all genders;

6.	references to Parties, Parts, clauses, Annexures and Schedules are references to Parties, Parts, clauses, Annexures and Schedules to this Loan Agreement as modified or varied from time to time;

7.	references to any document, deed or agreement shall include references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

8.	a party includes the party’s representatives, administrators and permitted assigns;

9.	all references to dates and times are to Singapore time;

10.	all references to “$” and “dollars” are to the lawful currency of USA unless otherwise expressly stated;

11.	if a party consists of more than one person this binds them jointly and each of them severally;

12.	“including” and similar expressions are not words of limitation;

13.	where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning;

14.	reference to any body other than a party to this document (including, without limitation, an institute, association or authority), whether or not it is a statutory body:

(a)	which ceases to exist, or

(b)	whose powers or function are transferred to any other body,

refers to the body which replaces it or which substantially succeeds to its powers or functions.

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SCHEDULE 2

Drawdown Notice

TO:	Investment Evolution Coin Ltd. (“LENDER’)

FROM:	MRAL BLOCKCHAIN, LLC (“BORROWER”)

LOAN FACILITY DATED:	8th June 2018 (“Agreement”)

The Borrower gives notice to the Lender that it requires a drawdown under the Loan Facility:

A	The amount required to be drawn down is $________________.

B	The purpose of the drawdown is to provide working capital and consumer loan capital for the Borrower’s business.

C	The Drawdown Date is ________________________________.

D	You are authorised and directed to pay the proceeds to MRAL Blockchain, LLC or as directed by it.

The Borrower represents and warrants that at the date of this notice all representations and warranties given by the Borrower in this Agreement remain true and correct and that no Event of Default subsists and no event has occurred which by the giving of notice or lapse of time or both would be an Event of Default.

Dated:

For and on behalf of the Borrower:

MRAL BLOCKCHAIN, LLC

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EXECUTION PAGE

EXECUTED by INVESTMENT EVOLUTION COIN LTD.	) ) )
/s/ Paul Mathieson
Director/Chief Executive Officer PAUL MATHIESON
Name

EXECUTED by MRAL BLOCKCHAIN, LLC	) ) )
/s/ Carla Cholewinski
Chief Operating Officer CARLA CHOLEWINSKI
Name

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